EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION

ANNOUNCES FISCAL YEAR 2022 THIRD QUARTER AND YEAR-TO-DATE RESULTS

TULSA, OK, January 6, 2022—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today reports financial results for the third quarter and year-to-date ended November 30, 2021.

Pre-COVID, COVID Impacted and Current Year Comparison

“We are encouraged to report that we continue to exceed pre-pandemic levels in our fiscal third quarter with increases in net revenues and average number of consultants and improved after tax profitability on a year-to-date basis. Last year, due to multiple circumstances associated with the COVID-19 pandemic, we saw an unusually positive increase in the demand for our products which resulted in record sales and earnings for fiscal 2021. This year, many of these circumstances, such as children returning to the classroom, and parents returning to full-time employment, have resulted in our business returning to more normalized levels of growth with associated seasonality,” stated Craig White, President and CEO of Educational Development Corporation.

“Historically, our third quarter is one of our highest revenue quarters of the year due to the seasonal nature of our business. Due to the significant positive impact of the COVID-19 pandemic on our business last year, we are providing the additional table below to show pre-COVID, COVID impacted and current financial results for the fiscal third quarter and year-to-date results ended November 30,”

	Pre-COVID	Pre-COVID	COVID Impacted	COVID Impacted	Current Year	Current Year
Period	Q3 FY 2020	YTD FY 2020	Q3 FY 2021	YTD FY 2021	Q3 FY 2022	YTD FY 2022
Average # of Consultants	33,600	32,900	57,200	45,200	41,500	47,300
Net Revenues	40,824,600	92,850,000	66,750,300	164,292,100	45,112,300	118,914,600
Net Earnings	2,735,800	5,107,000	4,269,600	10,455,700	2,646,600	7,982,900
After tax profit %	6.7%	5.5%	6.4%	6.4%	5.9%	6.7%

“Sales from our UBAM division continue to be driven by our active consultant count. This quarter the Company had more active consultants, which translated into increased revenues over fiscal year 2020 results. When compared to the year prior to COVID-19, UBAM net revenues for our fiscal third quarter were 8.7% greater than the third quarter of fiscal year 2020 and UBAM’s year-to-date net revenues were 27.6% higher than the year-to-date revenues of fiscal year 2020. This growth, compared to fiscal year 2020, clearly demonstrates the continued success in generating sales from our consultant salesforce. The Company expects to see this trend continue into the fiscal fourth quarter.”

“Gross sales from our Publishing division continued to rebound in the fiscal third quarter as sales increased $2.3 million, or 42.8%, over the sales from the fiscal third quarter last year. While much of this sales increase resulted from the return of business from existing customers temporarily closed last year due to the pandemic, we are also experiencing sales growth with existing customers and the addition of new customers in this division. The sales growth and new customer additions are driving record sales volumes for this division in the current fiscal year.”

“During the third quarter, we generated $3.6 million of pretax profits, approximately 8.0% of net revenues. This strong profit level results from our consistent business model, our attention to cost containment and last year’s restructuring of our outbound freight program. We expect these strong results to continue for the remainder of the fiscal year and beyond,” concluded Mr. White.

Once again, the board approved a quarterly cash dividend of $0.10 per share, which will be paid on, or around, March 10, 2022 to shareholders of record on February 22, 2022.

Year-to-Date Highlights Compared to the Prior Year

●	Net revenues of $118.9 million, a decrease of $45.4 million, or 27.6%, compared to $164.3 million.
●	Average active UBAM sales consultants totaled 47,300.
●	Earnings before income taxes were $10.9 million, a decrease of $3.3 million, or 23.2%, compared to $14.2 million.
●	Net earnings totaled $8.0 million, compared to $10.5 million, a decrease of $2.5 million, or 23.8%.
●	Earnings per share totaled $0.94, compared to $1.25, down 24.8% on a fully diluted basis.

Third Quarter Highlights Compared to the Prior Year Third Quarter

●	Net revenues of $45.1 million, a decrease of $21.7 million, or 32.5%, compared to $66.8 million.
●	Average active UBAM sales consultants totaled 41,500.
●	Earnings before income taxes were $3.6 million, a decrease of $2.2 million, or 37.9%, compared to $5.8 million.
●	Net earnings totaled $2.6 million, compared to $4.3 million, a decrease of $1.7 million, or 39.5%.
●	Earnings per share totaled $0.31, compared to $0.51, down 39.2% on a fully diluted basis.

EDUCATIONAL DEVELOPMENT CORPORATION CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
	Three Months Ended November 30,		Nine Months Ended November 30,
	2021	2020	2021	2020

NET REVENUES	$45,112,300	$66,750,300	$118,914,600	$164,292,100

EARNINGS BEFORE INCOME TAXES	3,602,600	5,774,300	10,921,300	14,217,700

INCOME TAXES	956,000	1,504,700	2,938,400	3,762,000
NET EARNINGS	$2,646,600	$4,269,600	$7,982,900	$10,455,700

BASIC AND DILUTED EARNINGS PER SHARE:
Basic	$0.33	$0.51	$0.99	$1.25
Diluted	$0.31	$0.51	$0.94	$1.25

DIVIDENDS PER SHARE	$0.10	$0.10	$0.30	$0.22

WEIGHTED AVERAGE NUMBER OF COMMON AND EQUIVALENT SHARES OUTSTANDING:
Basic	8,029,060	8,355,831	8,028,973	8,354,156
Diluted	8,430,221	8,355,831	8,449,183	8,354,156

EDC will host its Third Quarter Fiscal 2022 Earnings Call, including a live Q&A webcast, on Thursday, January 6, 2022 at 3:30 PM CT (4:30 PM ET). Craig White, Chief Executive Officer and President, Heather Cobb, Chief Sales and Marketing Officer, Dan O’Keefe, Chief Financial Officer and Secretary, and Randall White, Executive Chairman, will present the Company’s third quarter results and be available for questions following the presentation. Phone lines for participants will be available at (855) 639-3876. The conference ID is 3089317. Audio replays will be available following the event at www.edcpub.com/investors.

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children. EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books. EDC’s current catalog contains over 2,000 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, the COVID-19 pandemic, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2021, all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2021 and speak only as of the date of this Press Release. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.